Exhibit 23.2

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUlSIANA STREET, SUITE 1900
AUSTIN, TEXAS 78729-1 707	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817-336-2461	713 -651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the inclusion of information included or incorporated by reference in this Registration Statement on Form S-8 of TXO Energy Partners, L.P. (the “Company”) with respect to the information from our report regarding those quantities estimated by us of reserves and the value of reserves as of December 31, 2022 for the Company, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2022 (including any amendments thereto, the “Annual Report”), filed with the U.S. Securities and Exchange Commission on March 31, 2023, as well as our summary report dated February 17, 2023 included as an exhibit to the Annual Report.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm

/s/ W. Todd Brooker
W. Todd Brooker, P.E.
President

Austin, Texas

March 31, 2023